The following is a transcription of Chairman, President and CEO Jeffrey Keebler's video message prepared by MGE Energy, Inc., and posted at mgeenergy.com on or about April 5, 2024, and at proxyvote.com on April 5, 2024.

A Proxy Statement has been filed with the Securities and Exchange Commission and is available for free at the Commission's website at sec.gov. The Proxy Statement is being mailed on or about April 5, 2024, to shareholders. Shareholders are urged to read the Proxy Statement as it contains important information. The Proxy Statement provides information regarding the participants in the solicitation.

Video by Jeff Keebler, Chairman President and CEO of MGE and MGE Energy.

(This video includes forward-looking statements and estimates of future performance that may differ from actual results because of uncertainties and risks encountered in day-to-day business.)

Our world is increasingly connected…

with energy powering those connections.

"We have this very vibrant downtown," said Erinn Monroe-Nye, Energy Services and Policy Manager.

MGE Energy is delivering a smarter, cleaner future.

By 2030, every electric customer in our service territory will have 80% fewer carbon emissions simply by being a customer of Madison Gas and Electric," said Jeff Keebler, Chairman, President and CEO.

As your community energy company, MGE is committed to its

responsibility—safe, reliable, affordable and sustainable energy.

"MGE is top ranked for electric reliability. For more than 15 years, we've ranked as one of the top three utilities nationwide for the fewest number of outages per customer," said Jim Lorenz, Vice President Energy Operations.

It is committed to its carbon reduction goals:

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Carbon emissions reductions of at least 80% by 2030, and
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Net-zero carbon electricity by 2050

"Our grid is served by more renewable resources than ever–and we continue to invest in cost-effective cleaner energy while managing energy affordability," said Jeff Keebler, Chairman, President and CEO.

And MGE remains committed to it values:

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Safety,
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Reliability,
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Sustainability,
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Equity, and
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Engagement

"We are working with our customers to pursue our decarbonization strategies to electrify transportation," said Jeff Keebler, Chairman, President and CEO.

"This is what you're going to see on the electric bus," said a man showing off an electric bus from Madison Metro Transit.

"To use energy wisely … " said Jeff Keebler, Chairman, President and CEO.

"For us, it was really, use less energy, be more efficient in the way we live," said MGE Customer Laura Bodine.

"And to deliver a greener grid for the benefit of all of our customers," said Jeff Keebler, Chairman, President and CEO.

"All of the energy used in these charging stations is coming from renewable resources," said Erinn Monroe-Nye, Energy Services and Policy Manager.

"In early 2023, the Red Barn Wind Farm came online. MGE owns a share of the facility to serve all MGE electric customers.

Late last year, the second phase of Wisconsin's largest solar project, the Badger Hollow Solar Farm, began serving the grid. MGE owns one-third of the 300-megawatt project.

And, in early 2024, our Tyto Solar facility became operational. It's directly connected to our distribution grid, offering clean, local, cost-effective solar in our community.

All of these projects are part of more than a billion dollars in planned clean energy investment since establishing our original carbon reduction goals back in 2015.

By mid-century, MGE will have eliminated the carbon footprint associated with our customers’ electric use," said Jeff Keebler, Chairman, President and CEO.

MGE is seizing opportunities to innovate … to connect …

"MGE has been our biggest champion of electric technology," said Mick Rusch, Madison Metro Transit.

and to provide value.

"We're working to ensure MGE maintains energy affordability for our customers. Our customers and our communities rely on us. Energy powers our daily lives. It's important that all of our customers reap the benefit of this transition toward net-zero carbon electricity. That is part of our commitment," said Jeff Keebler, Chairman, President and CEO.

As your community energy company,

MGE Energy is connected–together–for a strong energy future.

"And if we can go further faster with the help of our customers, we most certainly will, said Laura Paprocki, Residential Energy Engineer."

Connected Together for a strong energy future.

Thank you for your investment!

Visit mgeenergy.com to learn more.

April 5, 2024, MGE Energy YouTube Video

https://www.youtube.com/watch?v=fAn2BUpgwWs

www.mgeenergy.com